As filed with the Securities and Exchange Commission on  February 18, 1999

                                                 REGISTRATION NO. 333-06105
     ==========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 ___________________

                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  __________________


                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)


                        DELAWARE                        41-0423660
              (State or other jurisdiction           (I.R.S. Employer
            of incorporation or organization)      Identification No.)


                   Schuchart Building
                 918 East Divide Avenue
                      P.O. Box 5650
                 Bismarck, North Dakota                 58506-5650
             (Address of principal executive            (Zip Code)
                        offices)


                              MDU RESOURCES GROUP, INC.
                                401(K) RETIREMENT PLAN
                               (Full title of the plan)


              MARTIN A. WHITE      WARREN L. ROBINSON  THOMAS J. IGOE, JR.
            President and Chief     Vice President,       Thelen Reid &
             Executive Officer         Treasurer           Priest LLP
            MDU Resources Group,       and Chief       40 West 57th Street
                    Inc.           Financial Officer   New York, New York
             Schuchart Building      MDU Resources            10019
              918 East Divide         Group, Inc.        (212) 603-2240
                   Avenue          Schuchart Building
               P.O. Box 5650        918 East Divide
              Bismarck, North            Avenue
             Dakota 58506-5650       P.O. Box 5650
               (701) 222-7900       Bismarck, North
                                   Dakota  58506-5650
                                     (701) 222-7900

          Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                _____________________


          =================================================================

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               This registration statement, initially filed with the Securities and Exchange Commission on June 17, 1996, covered 700,000 shares of MDU Resources Group, Inc. Common Stock, $3.33 par value, and the Preference Share Purchase Rights appurtenant thereto, authorized for issuance under the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan ("Plan"). This registration statement was amended by Post-Effective Amendment No. 1 on July 13, 1998 to increase the number of shares of Common Stock and Preference Share Purchase Rights covered by this registration statement to reflect a three-for-two split of the Common Stock. Effective January 1, 1999, the Plan was amended and renamed the MDU Resources Group, Inc. 401(k) Retirement Plan. A separate registration statement ("New Registration Statement") is being filed pursuant to General Instruction E of Form S-8 to register shares of Common Stock and Preference Share Purchase Rights issuable under the Plan, as amended and renamed. The shares of Common Stock registered on this registration statement and not issued prior to the date hereof are being carried forward to the New Registration Statement and may be issued pursuant to the terms of the Plan, as amended and renamed.

          ITEM 8.  EXHIBITS.

               23(a)     Consent of Arthur Andersen LLP.

               23(b)     Consent of Ralph E. Davis Associates, Inc.

               23(c)     Consent of Weir International Mining Consultants.

                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on February 18, 1999.


                                   MDU RESOURCES GROUP, INC.

                                   By:/s/ Martin A. White
                                      --------------------
                                      Martin A. White
                                      President and Chief Executive Officer



               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                 Title               Date
                   ---------                 -----               ----


           /s/ Martin A. White
           -------------------
           Martin A. White           Chief Executive       February 18, 1999
           (President and Chief      Officer and Director
           Executive Officer)


           /s/ Douglas C. Kane
           -------------------
           Douglas C. Kane           Chief Administrative  February 18, 1999
           (Executive Vice           and Corporate
           President, Chief          Development Officer
           Administrative &          and Director
           Corporate Development
           Officer)


           /s/ Warren L. Robinson
           ----------------------
           Warren L. Robinson (Vice  Chief Financial       February 18, 1999
           President, Treasurer and  Officer
           Chief Financial Officer)


           /s/ Vernon A. Raile
           ---------------------
           Vernon A. Raile (Vice     Chief Accounting      February 18, 1999
           President, Controller     Officer
           and Chief Accounting
           Officer)


           /s/ John A. Schuchart
           ---------------------
           John A. Schuchart         Director              February 18, 1999
           (Chairman of the Board)


           ----------------------
           San W. Orr, Jr. (Vice     Director              February 18, 1999
           Chairman of the Board)


           /s/ Thomas Everist
           ---------------------
           Thomas Everist            Director              February 18, 1999

           *Harold J. Mellen, Jr.
           -----------------------   Director              February 18, 1999
           Harold J. Mellen, Jr.


           /s/ Richard L. Muus
           -----------------------
           Richard L. Muus           Director              February 18, 1999


           /s/ Robert L. Nance
           -----------------------
           Robert L. Nance           Director              February 18, 1999


           /s/ John L. Olson
           -----------------------
           John L. Olson             Director              February 18, 1999



           -----------------------
           Harry J. Pearce           Director              February 18, 1999


           /s/ Homer A. Scott, Jr.
           -----------------------
           Homer A. Scott, Jr.       Director              February 18, 1999


           /s/ Joseph T. Simmons
           -----------------------
           Joseph T. Simmons         Director              February 18, 1999


           /s/ Sister Thomas Welder
           -------------------------
           Sister Thomas Welder,     Director              February 18, 1999
           O.S.B.


           By:/s/ Warren L. Robinson
              ----------------------
              Warren L. Robinson,
              as Attorney-in-fact
              for each of the
              persons indicated by
              an asterisk


                                      SIGNATURES


               The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. 401(k) Retirement Plan Committee has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on February 18, 1999.


                                   MDU RESOURCES GROUP, INC.
                                   401(k) Retirement Plan

                                   By: /s/ Douglas C. Kane
                                       --------------------------------
                                       Douglas C. Kane, Chairman
                                       MDU Resources Group, Inc. 401(k)
                                       Retirement Plan Committee

                                    EXHIBIT INDEX


          23(a)     Consent of Arthur Andersen LLP.

          23(b)     Consent of Ralph E. Davis Associates, Inc.

          23(c)     Consent of Weir International Mining Consultants.